UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2012

Southern Hospitality Development Corp.
 (Name of registrant as specified in its charter)

Colorado	000-53853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 14, 2012, the Company entered into an indemnification agreement with JW Roth and Gary Tedder, both directors of the Company, for their personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC (the “Franchisor”), which are the subject of an Area Development Agreement between the Franchisor and Southern Hospitality Franchisee Holding Corporation, a wholly owned subsidiary of the Company. In addition to the indemnification agreements, the Company compensated Messrs. Roth and Tedder for their personal guarantees in the form of a warrant for 200,000 shares per director exercisable for ten years at $1.00 per share with the warrant vested immediately with a cashless exercise feature.

Item 3.02 Unregistered Sales of Equity Securities

See the disclosure under Item 1.01 relating to the issue of warrants. The warrants were issued in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

Item 5.02 Compensatory Arrangements of Certain Officers

See the disclosure under Item 1.01 for a discussion of the compensatory arrangements with Messrs. Roth and Tedder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December 2012.

Southern Hospitality Development Corp.

By:	/s/ JW Roth
JW Roth, Chairman